                                                                   EXHIBIT 10.20



                              WHISPERING PINES LLC


                      LIMITED LIABILITY COMPANY AGREEMENT


                         DATED AS OF SEPTEMBER 4, 1997

                               TABLE OF CONTENTS

ARTICLE I
     Definitions...............................................................................    1

ARTICLE II
     General...................................................................................   10
          2.01   Name of the Limited Liability Company.........................................   10
          2.02   Office of the Limited Liability Company; Agent for Service of
                 Process; Initial Principal Place of Business..................................   10
          2.03   Organization..................................................................   10
          2.04   Purposes......................................................................   10
          2.05   Members.......................................................................   10
          2.06   Designation of Managers.......................................................   11
          2.07   Term..........................................................................   11
          2.08   Liability of Members..........................................................   11

ARTICLE III
     Capital Contributions; Additional Financing; Representations and Warranties...............   11
          3.01   Capital Accounts..............................................................   11
          3.02   Capital Contributions and Assumption of Liabilities...........................   11
          3.03   No Other Contributions; No Withdrawal of or Interest on Capital...............   12
          3.04   Third Party and Other Loans...................................................   12
          3.05   Representations and Warranties................................................   12
          3.06   Further Assurances............................................................   21

ARTICLE IV
     Cash Distributions........................................................................   22
          4.01   Distribution of Distributable Cash and Net Proceeds Upon Liquidation..........   22
          4.02   Distribution of Assets in Kind................................................   22

ARTICLE V
     Allocation of Net Profits and Net Losses..................................................   23
          5.01   Basic Allocations.............................................................   23

ARTICLE VI
     Management................................................................................   23
          6.01   Management of the LLC.........................................................   23
          6.02   Managers......................................................................   23
          6.03   Officers......................................................................   26

          6.04   Interpretation of Rights and Duties of Managers and Members..................    27
          6.05   Binding the LLC..............................................................    28
          6.06   Contracts with Members.......................................................    28
          6.07   Voluntary Loans..............................................................    28
          6.08   Indemnification and Exculpation..............................................    29
          6.09   Other Activities and Business Opportunities..................................    30

ARTICLE VII
     Fiscal Matters...........................................................................    30
          7.01   Books and Records............................................................    31
          7.02   Reports......................................................................    31
          7.03   Bank Accounts................................................................    31
          7.04   Fiscal Year..................................................................    31
          7.05   Tax Matters Partner..........................................................    31

ARTICLE VIII
     Transfers of Interests...................................................................    32
          8.01   Transfers of Interests by Members............................................    32
          8.02   First and Second Purchase Options............................................    33
          8.03   Calculation of First and Second Option Exercise Price........................    34
          8.04   Form of Payment..............................................................    36
          8.05   Manner of Exercise...........................................................    37
          8.06   Payment......................................................................    38
          8.07   Rights With Respect to Cornerstone Shares....................................    38
          8.08   Transfer of Title............................................................    39
          8.09   Assignment of Option.........................................................    39
          8.10   CLI Purchase Option..........................................................    39

ARTICLE IX
     Dissolution and Liquidation..............................................................    41
          9.01   Events Causing Dissolution...................................................    41
          9.02   Events Causing Dissolution under the Act.....................................    41
          9.03   Procedures on Dissolution....................................................    41
          9.04   Distributions Upon Liquidation...............................................    41

ARTICLE X
     General Provisions.......................................................................    42
          10.01  Notices......................................................................    42
          10.02  Word Meanings; Schedules.....................................................    42
          10.03  Binding Provisions...........................................................    43
          10.04  Applicable Law...............................................................    43
          10.05  Counterparts.................................................................    43
          10.06  Separability of Provisions...................................................    43

          10.07  Section Titles...............................................................    43
          10.08  Amendments...................................................................    43
          10.09  Third Party Beneficiaries....................................................    43
          10.10  Entire Agreement.............................................................    44
          10.11  Offset.......................................................................    44
          10.12  Waiver of Partition..........................................................    44
          10.13  Expenses.....................................................................    44


     Schedule A  -   Members
     Schedule B  -   Certain Tax Matters
     Schedule C  -   CLI Assumed Liabilities -- Third Parties
     Schedule D  -   CLI Assumed Liabilities -- CLI
     Schedule E  -   Assumed Contacts
     Schedule F  -   Excluded Assets

     Disclosure Schedule

                              WHISPERING PINES LLC
                              --------------------

                      LIMITED LIABILITY COMPANY AGREEMENT
                      -----------------------------------


     LIMITED LIABILITY COMPANY AGREEMENT, dated as of the 4th day of September, 1997, by and between The International Cornerstone Group, Inc., a Delaware corporation ("Cornerstone"), and Cabin Life Studios, Inc., a New York corporation ("CLI").

     WHEREAS, CLI desires to contribute the CLI Assets and the CLI Assumed Liabilities (as defined below) to a newly-formed limited liability company (such contribution of assets and liabilities shall be referred to herein as the "CLI Contribution") in exchange for a 49% interest therein; and

     WHEREAS, Cornerstone desires to contribute cash to the newly-formed limited liability company in exchange for a 51% interest therein, together with the right to acquire all other equity interests in such entity at a future date.

     NOW, THEREFORE, Cornerstone and CLI desire to organize a Delaware limited liability company, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   ----------

                                   Definitions
                                  ------------

     The following capitalized terms used in this Agreement shall have the respective meanings ascribed to them below:

     "Accounts Receivable" means accounts, accounts receivable, notes and notes
      -------------------
receivable existing immediately prior to the CLI Contribution which are payable to CLI, including any security held by CLI for the payment thereof.

     "Act" means the Delaware Limited Liability Company Act in effect at the
      ---
time of the initial filing of the Certificate with the office of the Secretary of State of the State of Delaware, and as thereafter amended from time to time.

     "Additional Payment" has the meaning ascribed to it in Section
      ------------------
8.03(a)(i)(B).

     "Adjusted Capital Account" has the meaning ascribed to it in Schedule B.
      ------------------------                                    ----------

     "Affiliate" shall mean, with respect to any specified person or entity, (i)
      ---------
any person or entity that directly or indirectly controls, is controlled by, or is under common control with such specified person or entity; (ii) any person or entity that directly or indirectly controls 10% or more of the outstanding equity securities of the specified entity or of which the specified person or entity is directly or indirectly the owner of 10% or more of any class of equity securities; (iii) any person or entity that is an officer of, director of, manager of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified person or entity or of which the specified person or entity is an officer, director, partner, manager or trustee, or with respect to which the specified person or entity serves in a similar capacity; or (iv) any person that is a member of the immediate family of the specified person.

     "Agreement" means this Limited Liability Company Agreement as it may be
      ---------
amended, supplemented, or restated from time to time.

     "Board of Managers" or "Board" means the Board of Managers described in
      -----------------      -----
Article VI of this Agreement.

     "Business Day" has the meaning ascribed to it in Section 8.02(a).
      ------------

     "Capital Account" has the meaning ascribed to it in Schedule B.
      ---------------                                    ----------

     "Capital Contribution" means any contribution by a Member to the capital of
      --------------------
the LLC.

     "Capital Transaction" means a sale or other disposition of all of a portion
      -------------------
of the LLC's property in a single transaction or in a series of related transactions, other than such a sale or disposition in the ordinary course of the LLC's business.

     "Carrying Value" has the meaning ascribed to it in Schedule B.
      --------------                                    ----------

     "CERCLA" means  in the federal Comprehensive Environmental Compensation,
      ------
Liability and Response Act of 1980.

     "Certificate" means the Certificate of Formation of the LLC filed under and
      -----------
pursuant to the Act with the office of the Secretary of State of the State of Delaware, as it may from time to time be amended in accordance with the Act.

     "Chairman" means the person occupying the office of the Chairman (as
      --------
provided in Section 6.03) of the LLC at any time or from time to time.

     "CLI" has the meaning ascribed to it in the recital to this Agreement.
      ---

     "CLI Assets" means all of CLI's right, title and interest in and to the
      ----------
assets of CLI existing immediately prior to the CLI Contribution (other than the CLI Excluded Assets), including, without limitation, the following:

          (i)  all Inventory of CLI;

          (ii)  all Accounts Receivable;

          (iii) all prepaid expenses, deposits, bank accounts and other similar assets of CLI, including the cash represented by such assets;

          (iv)  all Contract Rights;;

          (v) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the CLI Assets, and any confidential information which has been reduced to writing relating to or arising out of the business of CLI;

          (vi) all rights of CLI under express or implied warranties from the suppliers of CLI;

          (vii)  the motor vehicles and other rolling stock owned by CLI;

          (viii)  all Fixed Assets;

          (ix) all of CLI's right, title and interest in and to all Intangible Property, including the name "Whispering Pines" or any derivation thereof, either owned or, where not owned, used by CLI in its business and all licenses and other agreements to which CLI is a party (as licensor or licensee) or by which CLI is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas; and

          (x) all other assets, properties, claims, rights and interests of CLI, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     "CLI Assumed Liabilities" means the following liabilities which exist
      -----------------------
immediately prior to the CLI Contribution:

          (i) payables of CLI which have been incurred in the Ordinary Course of Business in connection with the September 1997 catalog, which are listed on Schedule C attached hereto;
        ----------

          (ii) a payable owed to CLI in the amount of $72,144.69, which represents the amount of the liabilities incurred by CLI in the Ordinary Course of Business in connection with the September 1997 catalog and paid by CLI prior to the CLI Contribution, which liabilities are listed on Schedule D attached hereto; and
     ----------

          (iii) obligations which arise from and after the CLI Contribution with respect to the contracts, agreements, leases or licenses listed on

     Schedule E attached hereto.
     ----------

     "CLI Balance Sheet" means the June 30, 1997 balance sheet of CLI.
      -----------------

     "CLI Balance Sheet Date" means June 30, 1997.
      ----------------------

     "CLI Contribution" has the meaning ascribed to it in the recital to this
      ----------------
Agreement.

     "CLI Excluded Assets" means the assets listed on Schedule F.
      -------------------                             ----------

     "CLI Excluded Liabilities" means any and all liabilities or obligations of
      ------------------------
CLI, whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the CLI Contribution, other than the CLI Assumed Liabilities.

     "CLI Financial Statements" means the financial statements for the period
      ------------------------
ending June 30, 1997 as described in Section 3.05(c)(i).

     "CLI Intellectual Property" has the meaning ascribed to it in Section
      -------------------------
3.05(g)(i).

     "CLI Material Adverse Effect" has the meaning ascribed to it in Section
      ---------------------------
3.05(a).

     "CLI Related Party Transaction" has the meaning ascribed to it in Section
      -----------------------------
3.05(u).

     "CLI Stockholders" means Margaret Kelly Murray, Susan Kelly Panian and
      ----------------
Edward Panian.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Contract Rights" means all rights of CLI under the contracts, agreements,
      ---------------
leases and licenses listed on Schedule E attached hereto.
                              ----------

     "Cornerstone" has the meaning ascribed to it in the recital to this
      -----------
Agreement.

     "Cornerstone Appraiser" has the meaning ascribed to it in Section 8.04.
      ---------------------

     "Cornerstone Appraisal Report" has the meaning ascribed to it in Section
      ----------------------------
8.04.

     "Cornerstone Fair Market Value" has the meaning ascribed to it in Section
      -----------------------------
8.04.

     "Cornerstone IPO Date" has the meaning ascribed to it in Section 8.02(a).
      --------------------

     "Depreciation Adjustments" has the meaning ascribed to it in Code Section
      ------------------------
1250(b)(1) and (4).

     "Disclosure Schedule" has the meaning ascribed to it in Section 3.05 of
      -------------------
this Agreement.

     "Distributable Cash" means, with respect to any fiscal period, the excess
      ------------------
of all cash receipts of the LLC from any source whatsoever, including normal operations, sales of assets, proceeds of borrowings, Capital Contributions of the Members, proceeds from a Capital Transaction, and any and all other sources over the sum of the following amounts:

          (i) cash disbursements for advertising and promotion expenses, salaries, employee benefits (including profit-sharing, bonus and similar plans), fringe benefits, accounting and bookkeeping services and equipment, costs of sales of assets, utilities, rental payments with respect to equipment or real property, management fees and expenses, insurance, real estate, income, sales, franchise and other taxes, legal expenses, costs of repairs and maintenance, and any and all other items which are customarily considered to be operating expenses, corporate overhead expenses, Taxes, depreciation and amortization;

          (ii) payments of interest, principal and premium and points and other costs of borrowing under any indebtedness of the LLC, including, without limitation, all outstanding principal and interest due under any Voluntary Loans made by Cornerstone to the LLC;

          (iii) payments made to purchase inventory or capital assets, and for capital construction, rehabilitation, acquisitions, alterations and improvements; and

          (iv) amounts set aside as reserves for working capital, contingent liabilities, replacements or for any of the expenditures described in clauses (i), (ii) and (iii) above which are deemed by the Board of Managers in good faith to be necessary to meet the current and anticipated future needs of the LLC.

     "EBIT" has the meaning ascribed to it in Section 8.03(a)(ii)(B)(1).
      ----

     "Economic Risk of Loss" has the meaning ascribed to it in Schedule B.
      ---------------------                                    ----------

     "Encumbrances" has the meaning ascribed to it in Section 3.05(e)(ii).
      ------------

     "Environment" shall have the meaning set forth in CERCLA.
      -----------

     "Environmental Law" has the meaning ascribed to it in Section 3.05(r).
      -----------------

     "Excess Negative Balance" has the meaning ascribed to it in Schedule B.
      -----------------------                                    ----------

     "First CLI Valuation Amount" has the meaning ascribed to it in Section
      --------------------------
8.03(a).

     "First Closing Date" has the meaning ascribed to it in Section 8.05(a)
      ------------------

     "First Exercise Period" has the meaning ascribed to it in Section 8.02(a).
      ---------------------

     "First Option Exercise Price" has the meaning ascribed to it in Section
      ---------------------------
8.03(a).

     "First Purchase Option" has the meaning ascribed to it in Section 8.02(a).
      ---------------------

     "First Record Date" has the meaning ascribed to it in Section 8.05(a).
      -----------------

     "Fiscal 1999" means the fiscal year ending January 31, 2000.
      -----------

     "Fiscal 2002" means the fiscal year ending January 31, 2003.
      -----------

     "Fixed Assets" means all of the machinery, equipment, tools, production
      ------------
reels and spools, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, leasehold improvements and construction in progress owned by CLI immediately prior to the CLI Contribution whether or not reflected as capital assets in the accounting records of CLI.

     "GAAP" has the meaning ascribed to it in Section 3.05(c)(i).
      ----

     "Governmental Entity" has the meaning ascribed to it in Section 3.05(b).
      -------------------

     "Gross Income" has the meaning ascribed to it in Schedule B.
      ------------                                    ----------

     "Intellectual Property" means all (i) patents and patent applications, (ii)
      ---------------------
trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, customer and mailing lists, designs, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and supplier lists and information and (vi) other proprietary rights relating to any of the foregoing.

     "Inventory" means all inventories of raw materials, work in process,
      ---------
finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items.

     "LLC" means the limited liability company formed upon filing of the
      ---
Certificate, as it may from time to time be constituted.

     "LLC Appraisal Report" has the meaning ascribed to it in Section 8.10(c).
      --------------------

     "LLC Appraiser" has the meaning ascribed to it in Section 8.10(b).
      -------------

     "LLC Fair Market Value" has the meaning ascribed to it in Section 8.10(b).
      ---------------------

     "Majority Interest" means one or more Members owning, in the aggregate,
      -----------------
Percentage Interests greater than 50%.

     "Manager" shall refer to any person named as a Manager in this Agreement
      -------
and any person who becomes an additional, substitute or replacement Manager as permitted by this Agreement, but such term does not include any person who has ceased to be a manager of the LLC.

     "Materials of Environmental Concern" means any chemicals, pollutants or
      ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

     "Members" means any person or entity executing this Agreement as of the
      -------
date of this Agreement as a member or hereafter admitted to the LLC as a member as provided in this Agreement, but such term does not include any person or entity which has ceased to be a member of the LLC.

     "Membership Interest" means all of a Member's interest in the LLC,
      -------------------
including, without limitation, the rights to allocations of Net Profits, Net Losses, Gross Income and Nonrecourse Deductions, and distributions of Distributable Cash or other property, to designate Managers and officers of the LLC, to vote, and to consent to or approve any matter as provided herein or in the Act.

     "Minimum Gain" has the meaning ascribed to it in Schedule B.
      ------------                                    ----------

     "Minimum Payment" means the One Million Dollars referenced in Section
      ---------------
8.03(a)(i)(A).

     "Net Profits" and "Net Losses" have the meanings ascribed to them in
      -----------       ----------
Schedule B.
----------

     "NMS" means the Nasdaq National Market Service.
      ---

     "Nonrecourse Debt" has the meaning ascribed to it in Schedule B.
      ----------------                                    ----------

     "Nonrecourse Deductions" has the meaning ascribed to it in Schedule B.
      ----------------------                                    ----------

     "Ordinary Course of Business" has the meaning ascribed to it in
      ----------------------------
3.05(c)(ii).

     "Partner Nonrecourse Debt" has the meaning ascribed to it in Schedule B.
      ------------------------                                    ----------

     "Percentage Interest" means, with respect to each Member, the following
      -------------------
percentages:

               Cornerstone            51%
               CLI                    49%
                                     ----
                                     100%

provided, that, the Percentage Interests of the Members are subject to
--------------
adjustment as a result of the acquisition by Cornerstone of the Membership Interests of CLI pursuant to and in accordance with the rights granted to Cornerstone in Section 8.02 below.

     "Permit"  has the meaning ascribed to it in Section 3.05(t).
      ------

     "Permitted Encumbrances" has the meaning ascribed to it in Section
      ----------------------
3.05(e)(ii).

     "Personal Property" has the meaning ascribed to it in Section 3.05(e)(iii).
      -----------------

     "President" means the person occupying the office of the President (as
      ---------
provided in Section 6.03) of the LLC at any time or from time to time.

     "Recapture Income" has the meaning ascribed to it in Schedule B.
      ----------------                                    ----------

     "Release" shall have the meaning set forth in CERCLA.
      -------

     "Resigning Member" has the meaning ascribed to it in Section 2.05(b).
      ----------------

     "Second Closing Date" has the meaning ascribed to it in Section 8.05(b).
      -------------------

     "Second Exercise Period" has the meaning ascribed to it in Section 8.02(b).
      ----------------------

     "Second Option Exercise Price" has the meaning ascribed to it in Section
      ----------------------------
8.03(b).

     "Second Purchase Option" has the meaning ascribed to it in Section 8.02(b).
      ----------------------

     "Second Record Date"  has the meaning ascribed to it in Section 8.05(b).
      ------------------

     "Share of Minimum Gain" has the meaning ascribed to it in Schedule B.
      ---------------------                                    ----------

     "Statutory Dissolution Event" has the meaning ascribed to it in Section
      ---------------------------
9.02.

     "Straight Line Method of Adjustment" has the meaning ascribed to it in Code
      ----------------------------------
Section 1250(b)(5).

     "Taxes" means all taxes, charges, fees, levies or other similar assessments
      -----
or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, payroll, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "Tax Returns" means all reports, returns, declarations, statements or other
      -----------
information required to be supplied to a taxing authority in connection with Taxes.

     "Transfer" and any grammatical variation thereof shall refer to any sale,
      --------
exchange, redemption, assignment, conveyance, encumbrance, hypothecation, gift, pledge, grant of a security interest, or other transfer, disposition or alienation in any way (whether voluntarily, involuntarily or by operation of law). Transfer shall specifically, without limitation of the above, include assignments and distributions resulting from death, incompetency, bankruptcy, liquidation and dissolution.

     "Treasurer" means the person occupying the office of the Treasurer (as
      ---------
provided in Section 6.03) of the LLC at any time or from time to time.

     "Voluntary Loan" has the meaning ascribed to it in Section 6.07 of this
      --------------
Agreement.

                                   ARTICLE II
                                   ----------

                                     General
                                    --------

      2.01     Name of the Limited Liability Company.  The name of the LLC is
               -------------------------------------
Whispering Pines LLC. The name of the LLC may be changed at any time or from time to time with the approval of the Board of Managers.

      2.02     Office of the Limited Liability Company; Agent for Service of
               -------------------------------------------------------------
Process; Initial Principal Place of Business.  The address of the registered
--------------------------------------------
office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the resident agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board of Managers may establish places of business of the LLC within and without the State of Delaware, as and when required by the LLC's business and in furtherance of its purposes set forth in
Section 2.04 hereof, and may appoint agents for service of process in all jurisdictions in which the LLC shall conduct business. The Board of Managers may cause the LLC to change from time to time its resident agent for service of process, or the location of its registered office in the State of Delaware. The initial principal place of business of the LLC shall be 61 Sherman Street, Fairfield, Connecticut 06430. The LLC shall not continue to conduct operations at any of the facilities in the State of New York owned or leased by CLI.

      2.03     Organization.  The Board of Managers shall cause to be filed such
               ------------
certificates and documents as may be necessary or appropriate to comply with the Act and any other applicable requirements for the operation of a limited liability company in accordance with the laws of the State of New York and any other jurisdictions in which the LLC shall conduct business, and shall continue to do so for so long as the LLC conducts business therein.

      2.04     Purposes.  The general character of the business of the LLC is to
               --------
engage in the direct-mail order catalog business, including without limitation both domestic and foreign sales of products that promote and enhance the theme of rustic Americana; to engage in any lawful activities directly or indirectly related or incidental thereto (including, without limitation, the borrowing of money); and to engage in any other activity in which a limited liability company organized under the laws of the State of Delaware may lawfully engage.

      2.05     Members.
               -------

          (a) No Member shall have the right to resign, withdraw or retire from the LLC, without the prior written approval of the Board of Managers. If any Member (a "Resigning Member") obtains the prior approval of the Board of Managers and thereafter resigns, the Resigning Member shall not have any rights to any distributions under Section 18-604 of the Act.

          (b) No Member may be expelled or required to resign, withdraw or retire from the LLC (except upon a Transfer of all of such Member's Membership Interest in accordance with the provisions of Article VIII).

      2.06     Designation of Managers.  The persons specified in Section
               -----------------------
6.02(a) have been designated to serve as the initial managers of the LLC. Any Manager may withdraw or be removed as a manager of the LLC, and other persons may be substituted as Managers, only in the manner specified in Section 6.02.

      2.07     Term.  The LLC shall commence upon the filing and  effectiveness
               ----
of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article IX.

      2.08     Liability of Members.  The liability of the Members for the
               --------------------
losses, debts and obligations of the LLC shall be limited to their capital contributions; provided, however, that each Member acknowledges that, under
               --------  -------
applicable law, the Members may under certain circumstances be liable to the LLC to the extent of previous distributions made to them in the event that the LLC does not have sufficient assets to discharge its liabilities. Without limiting the foregoing, (i) no Member, in such Member's capacity as a Member, shall have any liability to restore any negative balance in such Member's Capital Account, and (ii) the failure of the LLC to observe any formalities or requirements relating to exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or Managers for liabilities of the LLC.

                                   ARTICLE III
                                   -----------

   Capital Contributions; Additional Financing; Representations and Warranties
  ----------------------------------------------------------------------------

      3.01     Capital Accounts.  For each Member (and each permitted assignee),
               ----------------
the LLC shall establish and maintain a separate Capital Account.

      3.02     Capital Contributions and Assumption of Liabilities.  On the date
               ---------------------------------------------------
of this Agreement: (a) CLI shall contribute the CLI Assets to the LLC and the LLC shall assume the CLI Assumed Liabilities from the CLI (the CLI Contribution); and (b) Cornerstone shall contribute (as a capital contribution and not as a loan) to the LLC the amount of One Million Dollars ($1,000,000.00) payable in cash. The Members agree that as a result of these contributions, the opening balances of their Capital Accounts are in the same ratio as their respective Percentage Interests, and their opening Capital Accounts are as reflected on Schedule A attached hereto. CLI shall remain liable for the CLI
             ----------
Excluded Liabilities.

      3.03     No Other Contributions; No Withdrawal of or Interest on Capital.
               ---------------------------------------------------------------
Except as otherwise provided in this Article III, no Member shall be obligated or permitted to contribute any additional capital to the LLC. No interest shall accrue on any Capital Contributions, and no Member shall have the right to withdraw or to be repaid any Capital Contribution made by it or to receive any other payment in respect of its Membership Interest, including, without limitation, as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

      3.04     Third Party and Other Loans.  It in the event that the LLC
               ---------------------------
requires additional funds to carry out its purposes, to conduct its business and affairs, or to meet its obligations, or to make any expenditure authorized by this Agreement, the LLC may borrow funds from such persons and entities, and on such terms and conditions as may be acceptable to the Board of Managers. Cornerstone may, but shall not be obligated to, make Voluntary Loans to the LLC pursuant to and in accordance with the provisions of Section 6.07.

      3.05     Representations and Warranties.  Each of CLI and the CLI
               ------------------------------
Stockholders represents and warrants to the LLC and Cornerstone that the statements contained in this Section 3.05 are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.05, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Section 3.05 only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs. The representations and warranties set forth in this
Section 3.05 shall survive until the date 18 months after the date of this Agreement, and no claim may be made by the LLC or Cornerstone for a breach of any such representation or warranty after such date.

          (a) Organization, Qualification and Corporate Power.  CLI is a
              -----------------------------------------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of New York. CLI is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of CLI as in effect immediately prior to the CLI Contribution (a "CLI Material Adverse Effect"). CLI has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. CLI does not own any capital stock of or other equity interest in any corporation, partnership or other entity.

          (b) Noncontravention.  The consummation of the transactions
              ----------------
contemplated by this Agreement do not: (i) violate the provisions of any law, rule or regulation applicable to CLI; (ii) violate the provisions of the charter or by-laws of CLI; (iii) violate any judgment, decree, order or award of any court, governmental, regulatory or administrative agency, commission or instrumentality (a "Governmental Entity") or arbitrator applicable to CLI; (iv) require that CLI obtain any consent, approval, authorization, waiver or permit from, or that CLI make any filing with or notification to, any Governmental Entity; or (v) conflict with or result in the breach or termination of, or require any notice, consent or waiver (other than those notices, consents or waivers listed in Section 3.05(b) of the Disclosure Schedule, all of which have been obtained and copies of which have been delivered to Cornerstone) under, or cause the creation of any Security Interest upon the CLI Assets pursuant to, any agreement or instrument to which CLI is a party or by which CLI or any of its assets is bound.

          (c) Financial Statements and Information.
              ------------------------------------

               (i) CLI has previously delivered to Cornerstone its unaudited balance sheets, statements of operations and statements of cash flows as of and for the year ended December 31, 1996 and the six-month period ended June 30, 1997. For purposes of this Agreement, such financial statements shall be referred to as the "CLI Financial Statements," the June 30, 1997 balance sheet of CLI shall be referred to as the "CLI Balance Sheet" and June 30, 1997 shall be referred to as the "CLI Balance Sheet Date." The CLI Financial Statements (i) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except that the unaudited interim financial statements do not contain footnotes and are subject to normal, recurring year-end adjustments which will not be material), and (ii) fairly present, as of the dates and for the periods therein indicated, the financial condition and the results of operations of CLI.

               (ii) CLI has no liability or obligation whatsoever, whether accrued, absolute or contingent, other than (i) the liabilities shown on the CLI Balance Sheet, (ii) liabilities, similar in nature to those shown on the CLI Balance Sheet, which have arisen after the CLI Balance Sheet Date in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") and (iii) contractual liabilities which are not required to be reflected on a balance sheet under GAAP.

               (iii) Since CLI Balance Sheet Date, there has occurred no event or development which has had as of the date hereof, or may reasonably be foreseen to have in the future a CLI Material Adverse Effect.

          (d)  Tax Matters.
               -----------

               (i) CLI has filed all Tax Returns that it was required to file and all such Tax Returns were true, complete and accurate in all material respects. CLI has paid all Taxes due on or before the date hereof. The aggregate unpaid Taxes of CLI for tax periods since the CLI Balance Sheet Date do not exceed the accruals and reserves for Taxes set forth on the CLI Balance Sheet. CLI has no liability for any Tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities that included CLI during a prior period) other than itself. All Taxes that CLI is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens, Security Interests or other encumbrances of the CLI Assets that arose as a result of CLI's failure or alleged failure to pay any Taxes.

          (e)  Assets.
               ------

               (i) Each tangible asset included in the CLI Assets is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear and obsolescence) and is suitable for the purposes for which it presently is used.

               (ii) Section 3.05(e)(ii) of the Disclosure Schedule sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the CLI Assets (collectively, ("Encumbrances"). CLI is, immediately prior to the CLI Contribution, the true and lawful owner of the CLI Assets, free and clear of all Encumbrances of any kind the, except as set forth on Section 3.05(e)(ii) of the Disclosure Schedule (the "Permitted Encumbrances"). The delivery by CLI to the LLC of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the CLI Assets in the LLC, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances.

               (iii)  Section 3.05(e)(iii) of the Disclosure Schedule sets forth
     (i) a list of all items of tangible personal property included in the CLI Assets, including items not previously owned by CLI but in the possession of or used in the business of CLI (the "Personal Property"), other than individual assets which are not material to the business of CLI, and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property in the possession of, but not owned by, CLI and the circumstances under which such Personal Property is used. Each item of Personal Property not owned by CLI is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between CLI and the owner or lessor thereof, the obligations of CLI (or its successor) to such owner or lessor will be discharged.

          (f) Inventory.  All Inventory included in the CLI Assets, including,
              ---------
without limitation, all products described in CLI's current catalogues and those which are to be shipped in the 120-day period following CLI Contribution, consist of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete, damaged or overstocked Inventory, which has been written-off, or for which an adequate reserve has been taken on the CLI Balance Sheet. All Inventories not written-off were recorded on the CLI Balance Sheet at the lower of cost or market, in accordance with GAAP applied consistently with past practice. Since the CLI Balance Sheet Date, there has been no material change in the accounting policies or procedures applicable to the Inventory of CLI.

          (g)  Intellectual Property.
               ---------------------

               (i) Immediately following the CLI Contribution, each item of Intellectual Property used in or necessary for the operation of CLI's business as presently conducted ("CLI Intellectual Property"), will either be owned or available for use by the LLC on the same terms and conditions as enjoyed by CLI prior to the CLI Contribution. CLI has taken all reasonable measures to protect the proprietary nature of each item of CLI Intellectual Property owned by CLI, and to maintain in confidence all trade secrets and confidential information of CLI. To the knowledge of the CLI Stockholders, no other person or entity has any rights to any of the CLI Intellectual Property (except pursuant to agreements or arrangements listed in Section 3.05(g) of the Disclosure Schedule) and no other person or entity is infringing, violating or misappropriating any of the CLI Intellectual Property.

               (ii) None of the activities or business conducted by CLI infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. CLI has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

               (iii) Section 3.05(g) of the Disclosure Schedule lists each registered trademark or service mark, registered copyright and patent which has been issued to CLI with respect to any of its Intellectual Property and each pending application for trademark or service mark registration or copyright or patent application which CLI has made with respect to any of its Intellectual Property.

          (h) Mailing Lists.  CLI is entitled to the unrestricted use of all
              -------------
direct mailing lists used by CLI, without any payment obligations other than royalties, license fees or other charges pursuant to the agreements described in
Section 3.05(h) of the Disclosure Schedule. Section 3.05(h) of the Disclosure Schedule describes any obligation that CLI had at June 30, 1997 to provide a mailing list to any other party (net of any obligation of such party to provide a mailing list to CLI).

          (i) Owned Real Property.  CLI does not own, nor has it ever owned, any
              -------------------
real property.

          (j) Real Property Leases.  Section 3.05(j) the Disclosure Schedule
              --------------------
lists all leases or subleases of real property to which CLI is a party. CLI has delivered to Cornerstone true, complete and accurate copies of the leases and subleases (each as amended to date) listed in Section 3.05(j) of the Disclosure Schedule. With respect to each such lease and sublease:

               (i) the lease or sublease is legal, valid, binding, enforceable and is in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the CLI Contribution in accordance with the terms thereof as in effect prior to the CLI Contribution;

               (iii) neither CLI nor, to the knowledge of the CLI Stockholders, any other party to the lease or sublease is in breach or default thereof, and, to the knowledge of the CLI Stockholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) there are no material disputes or oral agreements in effect as to the lease or sublease; and

               (v) CLI has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

          (k) Contracts.  Section 3.05(k) of the Disclosure Schedule lists each
              ---------
of the following contracts to which CLI is a party immediately prior to the CLI
Contribution:

               (i) any contract (or group of related contracts) for the lease of personal property from third parties providing for lease payments in excess of $10,000 per annum;

               (ii) any contract or purchase commitment (or group of related contracts or purchase commitments) for the purchase of raw materials, commodities, supplies, products or other personal property or for the receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $15,000, or (iii) in which CLI has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii)  any contract establishing a partnership or joint venture;

               (iv) any contract (or group of related contracts) under which CLI has created, incurred, assumed, or guaranteed indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed a Security Interest on any of its assets;

               (v) any contract concerning confidentiality, non-solicitation or non-competition;

               (vi) any contract relating to the purchase, rental, use, exchange or disclosure of mailing lists;

               (vii)  any contract involving any Affiliate of CLI;

               (viii) any contract under which the consequences of a default or termination could have a CLI Material Adverse Effect; and

               (ix) any other contract (or group of related contracts) either involving more than $15,000 or not entered into in the Ordinary Course of Business.

     CLI has delivered to Cornerstone a true, complete and accurate copy of each contract (as amended to date) listed in Section 3.05(k) of the Disclosure Schedule. With respect to each such contract: (i) the contract is legal, valid, binding and enforceable, and is in full force and effect; (ii) the contract will continue to be legal, valid, binding and enforceable, and in full force and effect immediately following the CLI Contribution in accordance with the terms thereof as in effect prior to the CLI Contribution; and (iii) neither CLI nor, to the knowledge of the CLI Stockholders, any other party to such contract is in breach or default thereof, and, to the knowledge of the CLI Stockholders, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under such contract.

          (l) Books and Records; Bank Accounts.
              --------------------------------

               (i) The corporate minute books, financial and accounting records and other business records of CLI are true, complete and accurate in all material respects.

               (ii) Section 3.05(l)(ii) of the Disclosure Schedule lists all bank accounts and safe deposits of CLI, and all authorized signatories thereto.

          (m) Accounts Receivable and Accounts Payable.  All Accounts Receivable
              ----------------------------------------
have arisen in bona fide transactions in the Ordinary Course of Business. All Accounts Receivable are collectible at the recorded amounts thereof, and are not subject to any setoffs or counterclaims (subject to the reserve on the CLI Financial Statements for uncollectibility and sales returns). All accounts payable are accurately recorded on the books and records of CLI and no account payable is overdue by more than 30 days.

          (n) Insurance.  Section 3.05(n) of the Disclosure Schedule sets forth
              ---------
a true and complete list of all claims made under each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which CLI has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years and the amount of coverage.

          (o) Litigation.  Section 3.05(o) of the Disclosure Schedule
              ----------
identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any court or Governmental Entity or before any arbitrator to which CLI is a party or, to the knowledge of the CLI Stockholders, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.05(o) of the Disclosure Schedule would have a CLI Material Adverse Effect.

          (p) Product Warranty.  No product manufactured or sold by CLI is
              ----------------
subject to any guaranty, warranty, right of return or other indemnity other than WPI's standard terms and conditions of sale, which are set forth in Section 3.05(p) of the Disclosure Schedule. Section 3.05(p) of the Disclosure Schedule sets forth the aggregate expenses incurred by CLI in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the CLI Financial Statements; CLI knows of no reason why such expenses should increase as a percentage greater than the percentage increase in sales in the future; and the CLI Balance Sheet contains adequate reserves for CLI's liability for such expenses as of the CLI Balance Sheet Date.

          (q)  Employees.
               ---------

               (i) To the knowledge of the CLI Stockholders, no key employee or group of employees has any plans to terminate employment with CLI. Section 3.05(q) of the Disclosure Schedule lists all employees of CLI who are a party to a non-competition agreement with the CLI. CLI has furnished to Cornerstone true, complete and accurate copies of all non-compete agreements between CLI and its employees, and such agreements are in full force and effect.

               (ii) No employees of CLI are represented by any labor organization and, as of the date hereof no labor organization or group of employees of CLI has made a demand on CLI for recognition, has filed a petition seeking a representation proceeding or given CLI notice of any intention to hold an election of a collective bargaining representative. There is no strike, work stoppage, or labor disturbance pending or, to the knowledge of the CLI Stockholders, threatened against CLI.

          (r)  Environmental Matters.
               ---------------------

               (i) CLI has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the CLI Stockholders, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving CLI. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used in this Section 3.05(r), the terms "release" and "environment" shall have the meaning set forth in CERCLA.

               (ii) There have been no releases by CLI or any other party of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by CLI. To the knowledge of the CLI Stockholders, there have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by CLI that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by CLI.

               (iii) Section 3.05(r)(iii) of the Disclosure Schedule lists all environmental reports, investigations and audits (whether conducted by or on behalf of CLI or a third party, and whether done at the initiative of CLI or directed by a Governmental Entity or other third party) in CLI's possession or control that were issued or conducted during the past five years relating to premises currently or previously owned or operated by CLI. True, complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to Cornerstone.

          (s) Legal Compliance.  CLI, and the conduct and operations of its
              ----------------
business, are in compliance with all laws (including rules and regulations thereunder) of any federal, state, local or foreign government or Governmental Entity which are applicable to CLI or its business, except for any violation of, or default under, a law which would not have a CLI Material Adverse Effect.

          (t) Permits.  Section 3.05(t) of the Disclosure Schedule lists all
              -------
permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by CLI. Such listed Permits are the only Permits that are required for CLI to conduct its business as presently conducted, except for those the absence of which would not have a CLI Material Adverse Effect. CLI, and the conduct and operations of its business, comply in all material respects with each such Permit; each such Permit is in full force and effect; and, to the knowledge of the CLI Stockholders, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. The consummation of the transactions contemplated by this Agreement will not result in the suspension or cancellation of any such Permit.

          (u) Certain Business Relationships With Affiliates.  No Affiliate of
              ----------------------------------------------
CLI (a) owns any property or right, tangible or intangible, which is used in the business of CLI, (b) has any claim or cause of action against CLI, (c) is a party to any contract or other arrangement, written or verbal, with CLI or (d) owes any money to CLI or is owed any money by CLI (other than salary and other employee benefits accrued in the Ordinary Course of Business) (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "CLI Related Party Transactions"). Section 3.05(u) of the Disclosure Schedule describes any CLI Related Party Transactions which are reflected in the statements of operations of CLI included in the CLI Financial Statements. Each of the CLI Stockholders agrees that the LLC shall not assume or otherwise acquire from CLI any obligation or liability to any of the CLI Stockholders other than those (if any) set forth on Schedule C attached hereto.
                                       ----------

          (v) Suppliers.  No significant supplier or contractor has indicated
              ---------
within the past year that it will stop, or decrease the rate of, supplying materials, commodities, supplies or other products or services to CLI other than at the direction of CLI. Section 3.05(v) of the Disclosure Schedule lists each supplier or contractor that is the sole supplier of any significant item or service to CLI.

          (w) Brokers' Fees.  Neither CLI nor the CLI Stockholders have any
              -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the contribution of the CLI Assets to the LLC as contemplated by this Agreement.

          (x) Acquired Assets Complete.  The CLI Assets are, when utilized by a
              ------------------------
labor force substantially similar to that employed by CLI on the date hereof, adequate to conduct the business and operations of CLI as presently conducted.

          (y) Disclosure.  No statement by CLI or the CLI Stockholders contained
              ----------
in this Agreement, the Disclosure Schedule or any certificate to be delivered by or on behalf of CLI or the CLI Stockholders pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      3.06     Further Assurances.  At any time and from time to time after the
               ------------------
date of this Agreement, at the LLC's request and without further consideration, CLI shall promptly, or shall promptly cause CLI to, execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the LLC may reasonably request to more effectively transfer, convey and assign to the LLC, and to confirm the LLC's title to, all of the CLI Assets, to put the LLC in actual possession and operating control thereof, to assist the LLC in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. At any time and from time to time after the date of this Agreement, at CLI's request and without further consideration, the LLC shall promptly execute and deliver such instruments of assumption, and take such other actions, as CLI may reasonably request to more effectively evidence and effectuate the assumption by the LLC of the CLI Assumed Liabilities.

                                   ARTICLE IV
                                   ----------

                               Cash Distributions
                               ------------------

      4.01     Distribution of Distributable Cash and Net Proceeds Upon
               --------------------------------------------------------
Liquidation. Subject to any limitations and restrictions set forth in the Act:
-----------

          (a) Distributable Cash of the LLC shall be distributed at such times, and in such amounts, as shall be determined by the Board of Managers.

          (b) Any and all net proceeds upon liquidation of the LLC shall be distributed to the Members at the time or times, and in the amounts, determined by the Board of Managers or a liquidator in accordance with Sections 9.03 and 9.04.

          (c) Distributable Cash and net proceeds upon liquidation of the LLC shall be distributed to the Members, at the times and in the amounts specified above, as follows:

               (i) First, in the case of Distributable Cash arising from a Capital Transaction and net proceeds upon liquidation of the LLC only, to all Members with positive Adjusted Capital Account balances (after such balances have been adjusted to reflect the allocation of Gross Income, Net Profits, Net Losses and Nonrecourse Deductions arising from such event pursuant to Section 5.01 and Section B of Schedule B), in proportion to and
                                               ----------
     to the extent of such positive balances; and

               (ii) The balance, if any, to the Members in accordance with their respective Percentage Interests.

     Amounts distributed pursuant to clause (i) above shall be considered to have been distributed pursuant to clause (ii) to the extent that they would have been distributed pursuant to clause (ii) had clause (i) not been contained in this Agreement.

      4.02     Distribution of Assets in Kind.  Except as set forth in Section
               ------------------------------
8.10, the Board of Managers shall have the right to make distributions of assets of the LLC in kind, but no Member shall have the right to require any distribution of any assets of the LLC in kind. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board of Managers in good faith and with fairness to all Members. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board of Managers in good faith and with fairness to all Members, receive separate assets of the LLC and not an interest as a tenant-in-common with any other Member.

                                    ARTICLE V
                                   ----------

                    Allocation of Net Profits and Net Losses
                    ----------------------------------------

      5.01     Basic Allocations.
               -----------------

          (a) Except as provided in Section B of Schedule B (which shall be
                                                 ----------
applied first), the Net Profits and Net Losses of the LLC for any year (or other fiscal period) shall be allocated among the Members as follows:

               (i) First, among the Members in such proportions and such amounts as may be necessary so that following such allocation the balances in their respective Adjusted Capital Accounts are in the same ratio as their respective Percentage Interests; and

               (ii) The balance, if any, to the Members in accordance with their Percentage Interests.

          (b) Allocations of Net Profits and Net Losses provided for in this
Section 5.01 shall generally be made as of the end of the fiscal year of the LLC.

                                   ARTICLE VI
                                   ----------

                                   Management
                                   ----------

      6.01     Management of the LLC.  The business and affairs of the LLC shall
               ---------------------
be managed by or under the direction of a Board of Managers, who may exercise all of the powers of the LLC except as otherwise provided by law or this Agreement. All management and other responsibilities not specifically reserved to the Members in this Agreement shall be vested in the Board of Managers, and the Members shall have no voting rights except as specifically provided in this Agreement or required by non-waivable provisions of applicable law. It in the event of a vacancy on the Board of Managers, the remaining Managers, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      6.02     Managers.
               --------

          (a) The number of Managers who shall constitute the whole Board of Managers shall be determined from time to time by the Board of Managers, and shall initially be five (5). Two (2) of the Managers shall be elected by CLI. The remaining Managers shall be elected by Cornerstone. Each of CLI and Cornerstone shall consult with the other concerning the identity of the Managers to be elected by CLI and Cornerstone, respectively; provided that such consultation obligation shall in no way limit the right of CLI and Cornerstone to elect such Managers as it in its sole discretion determines. Margaret Kelly Murray and Susan Kelly Panian shall serve as the Managers initially elected by CLI. William T. End, Donald J. Steiner and Mark Fasold shall serve as the Managers initially elected by Cornerstone. Managers need not be Members of the LLC. The LLC shall permit CLI to designate, by delivery of written notice to Cornerstone, a representative of CLI, who must be reasonably acceptable to Cornerstone, who shall be permitted to attend, as a non-voting observer, meetings of the Board of Managers, provided such person executes an appropriate confidentiality agreement. CLI hereby designates Michael Kelly as its initial non-voting observer representative.

          (b) Each Manager shall hold office until his or her death, resignation or removal in accordance with the provisions hereof.

          (c) Any Manager may resign by delivering his or her written resignation to (i) the President or any other officer of the LLC designated by the Board of Managers to receive such resignations, and (ii) each Member. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          (d) Any Manager may be removed at any time, with or without cause, by action of the Member (or Members, as the case may be) who appointed such Manager pursuant to Section 6.02(a), by delivery by such Member (or Members, as the case may be) of written notice of such removal to (i) the Manager being so removed and (ii) all other Members. Such removal shall be effective upon the giving of the notice specified in the preceding sentence to each person or entity entitled thereto, unless such notice is specified to be effective at some other time or upon the happening of some other event.

          (e) Any vacancy on the Board of Managers resulting from the death, resignation or removal of any Manager shall be filled, as promptly as practicable, by the Member (or Members, as the case may be) entitled to appoint such Manager pursuant to Section 6.02(a), by designating a replacement Manager in a written notice given to all other Members and all Managers. Such designation of a replacement Manager shall be effective upon the giving of the notice specified in the preceding sentence to each person or entity entitled thereto, unless such notice is specified to be effective at some other time or upon the happening of some other event.

          (f) Regular meetings of the Board of Managers may be held without notice at such time and place as shall be determined from time to time by the Board of Managers; provided that any Manager who is absent when such a determination is made shall be given prior notice of such meeting. Special meetings of the Board of Managers may be held at any time and place designated in a call by the Chairman or President. Notice of any special meeting of Managers shall be given to each Manager by whichever of the Chairman or President called the meeting and shall specify the purpose thereof and, to the extent practicable, the matters to be voted on at such meeting. Notice shall be duly given to each Manager (i) by giving notice to such Manager in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram, telex or facsimile transmission, or delivering written notice by hand, to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least five business days in advance of the meeting. Except as required in this Section 6.02(f), a notice or waiver of notice of a meeting of the Board of Managers need not specify the purposes of the meeting.

          (g) At any meeting of the Board of Managers, the vote of the greater of (x) three Managers or (y) a majority of all Managers then in office (whether or not present at the relevant meeting) shall be sufficient to take any action, unless a different vote is specified by law, the Certificate or this Agreement.

          (h) Managers or any members of any committee designated by the Managers may participate in a meeting of the Board of Managers or such committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee of the Board of Managers may be taken without a meeting, if at least 80% of the members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

          (i) The Board of Managers may, by resolution, designate one or more committees, each committee to consist of one or more of the Managers of the LLC. Any such committee, to the extent provided in the resolution of the Board of Managers and subject to the provisions of the Act, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the LLC. Each such committee shall keep minutes and make such reports as the Board of Managers may from time to time request.
Except as the Board of Managers may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Managers or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in this Agreement for the Board of Managers.

          (j) Managers shall not be paid any compensation for their services as Managers, other than reimbursement for expenses of attendance at meetings of the Board of Managers. No such payment shall preclude any Manager from serving the LLC or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

          (k) The LLC shall not be obligated to pay any compensation to any officer or employee of Cornerstone with respect to advice or consultation services provided by such person to the LLC. Notwithstanding the foregoing, the LLC and Cornerstone acknowledge and agree that they may from time to time enter into business arrangements pursuant to which Cornerstone provides services to the LLC, for compensation to be agreed upon, relating to matters such as order fulfillment, order taking, customer service, computerized operating systems, management reporting systems, inventory management systems and negotiation of service contracts with third parties; provided that any such agreement between the LLC and Cornerstone (or any Affiliate thereof), that the Managers elected by CLI believe is not upon arms-length terms or does not contain customary terms and conditions, must be approved by at least one of the Managers elected by CLI.

      6.03     Officers.
               --------

          (a) The officers of the LLC shall consist of a Chairman of the Board of Managers (the "Chairman"), a President and Chief Executive Officer (the "President"), a Treasurer and such other officers with such other titles as the Board of Managers shall determine; provided, however, that, if the Board
                                   --------  -------
determines to establish any such other officer position with a title expressly referenced in the General Corporation Law of the State of Delaware, such officer shall, to the maximum extent possible, have the duties and responsibilities associated with such officer position under the General Corporation Law of the State of Delaware.

          (b) The Chairman shall be selected by the Board of Managers, from among the members of the Board of Managers, and shall preside at all meetings of the Board of Managers. The President shall (i) be the Chief Executive Officer of the LLC, (ii) subject to the direction of the Board of Managers, have general charge and supervision of the business of the LLC, and (iii) perform such other duties and have such other powers as the Board of Managers may from time to time prescribe. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Managers or the President. It in addition, the Vice President-Finance shall perform such duties and have such powers as are incident to the office of treasurer of a corporation organized under the General Corporation Law of the State of Delaware.

          (c) The Chairman, the President, the Treasurer and any other officer position established by the Board of Managers shall be filled by a designee of the Board of Managers. The initial officers of the LLC shall be as follows:

      Chairman                                   William T. End
      President                                  Susan Kelly Panian
      Founder Merchandising Marketing Director   Margaret Kelly Murray
      Vice President                             Edward Panian

      Treasurer                                  Mark Fasold
      Secretary                                  Donald J. Steiner

          (d) No officer need be a Member or a Manager. Subject to any duly authorized written agreement between the LLC and such officer to the contrary, any two or more offices may be held by the same person.

          (e) Except as otherwise provided by law, by the Certificate or by this Agreement, (i) each officer designated by a Member as set forth in Section 6.03(c) shall hold office until his or her death, resignation or removal, and
(ii) each officer designated by the Board of Managers shall hold office until his or her death, resignation or removal, unless a different term is specified in the action of the Board of Managers designating him. Any officer may resign by delivering his or her written resignation to the President, any other officer designated by the Board of Managers to receive such resignations, or any Manager. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by action of the Board of Managers.

          (f) Except as the Board of Managers may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the LLC.

          (g) The Board of Managers may fill any vacancy occurring in any other office for any reason and may, in its discretion, leave unfilled for such period as it may determine any such other office.

          (h) Officers of the LLC shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Managers, subject to the terms of any duly authorized written agreement between the LLC and such officer and subject further to the provisions of Section 6.02(k).

      6.04     Interpretation of Rights and Duties of Managers and Members.  To
               -----------------------------------------------------------
the fullest extent permitted by the Act and other applicable law, and to the extent not inconsistent with the specific provisions of this Agreement or the Certificate, it is the intention of the parties that:

          (a) the Board of Managers shall act collectively, and no Manager acting individually in his or her capacity as such, shall have any right or authority to bind the LLC (provided that nothing shall prohibit a Manager who is also an officer from binding the LLC in his or her capacity as an officer); and

          (b) the Members shall have no power or authority whatsoever with respect to the management of the business and affairs of the LLC.

      6.05     Binding the LLC.  Except as the Board of Managers may generally
               ---------------
or in any particular case or cases otherwise authorize, and subject to the other provisions of this Agreement and the Certificate, all deeds, leases, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the LLC shall be signed by the Chairman, the President or the Treasurer, or any of them acting singly.

      6.06     Contracts with Members.  Subject to Section 6.02(k), the LLC may
               ----------------------
engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the LLC of goods, services or space with any Manager, any Member or any Affiliate of a Manager or Member, and may pay compensation in connection with such business, goods, services or space, on such terms and conditions as the Board of Managers may in its sole discretion determine; provided that any such agreement between the LLC and a Member or an Affiliate of such Member, that the other Member believes is not an arms-length terms or does not contain customary terms and conditions, must be approved by at least one of the Managers elected by the other Member.

      6.07     Voluntary Loans.
               ---------------

          (a) It in the event the LLC requires additional funds to carry out its purposes, to conduct its business, to meet its obligations, or to make any expenditure authorized by this Agreement or by the Board of Managers, (regardless of whether additional funds are available from third parties on terms acceptable to the Board of Managers), Cornerstone may, but shall not be obligated to, loan such funds to the LLC. Any loan made pursuant to this
Section 6.07 (a "Voluntary Loan") shall be nonrecourse to the Members, shall be evidenced by a promissory note, and shall bear interest at such rate and be payable at such time or times as is agreed between the LLC and Cornerstone.

              (b) Cornerstone acknowledges that (i) it is its current intention to support the growth of the LLC's business, provided such growth can be accomplished in accordance with a business plan Cornerstone, in its sole discretion, deems acceptable, and (ii) the LLC is likely to need additional funding to support such growth. Cornerstone agree to use commercially reasonable efforts to cause the LLC to be designed as an "eligible subsidiary" under Cornerstone's Loan Agreement with Fleet National Bank and certain other banks dated July 22, 1997 (the "Cornerstone Credit Agreement"), provided that the LLC shall execute such documents and take such actions as may be reasonably requested by Fleet Bank or

Cornerstone in connection therewith (including executing documents and taking actions for the purpose of pledging the LLC's assets to Fleet Bank). Such arrangement shall permit Cornerstone to cause Fleet Bank to advance funds to the LLC, which advances shall be considered borrowings under the Cornerstone Credit Agreement and shall be upon the terms and subject to the conditions of the Cornerstone Credit Agreement. Although Cornerstone shall not be obligated to cause Fleet Bank to advance funds to the LLC under the Cornerstone Credit Agreement, Cornerstone agrees that (i) at the beginning of each fiscal year of the LLC, it shall discuss in good faith with management of the LLC the LLC's borrowing needs for such fiscal year and attempt to reach agreement with management on the LLC's borrowing needs for such fiscal year and (ii) it shall use commercially reasonable efforts to maintain during such fiscal year borrowing availability under the Cornerstone Credit Agreement in an amount equal to the agreed upon amount of the LLC's borrowing needs for such fiscal year.

      6.08     Indemnification and Exculpation.
               -------------------------------

          (a) No Manager shall have any liability to the LLC or to any Member for any loss suffered by the LLC which arises out of any action or inaction of such Manager if such Manager determined in good faith that such course of conduct was (i) in accordance with the provisions of this Agreement or (ii) in, or not opposed to, the best interests of the LLC, and, in either case, such course of conduct did not constitute gross negligence or willful misconduct of such Manager.

          (b) Subject to the provisions of Section 6.09, each Manager and Member shall be subject to the fiduciary duties of care and loyalty to the full extent that such duties would be imposed upon a director or a stockholder, respectively, of a corporation organized and existing under the General Corporation Law of the State of Delaware; provided that (i) to the extent the provisions of this Agreement, or any other agreement entered into between or among the LLC and one or more Members and/or Managers, restrict or modify the duties and liabilities a Member or a Manager otherwise existing at law or in equity, such provisions shall supersede (to the extent of such restriction or modification) such duties and liabilities, and (ii) no Member or Manager shall have any liability or obligation to the LLC or any other Member or Manager for any action or omission permitted (or which such Member or Manager believes in good faith is permitted) under the terms of this Agreement or any other agreement entered into between or among the LLC and one or more Members and/or Managers.

          (c) Each Manager shall be indemnified by the LLC against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it with respect to actions taken by such Manager on behalf of the LLC, provided that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the good faith belief that his or her action was in, or not opposed to, the best interest of the LLC. Without limiting the foregoing, the Board of Managers may elect (on a case by case basis) to permit such indemnification to include payment by the LLC of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification under this Section 6.08, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any indemnification to be provided hereunder may be provided although the person to be indemnified is no longer a Manager.

          (d) Any indemnity under this Section 6.08 shall be paid from, and only to the extent of, LLC assets, and no Member shall have any personal liability on account thereof in the absence of a separate written agreement to the contrary. The LLC shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

      6.09     Other Activities and Business Opportunities.  Subject to the
               -------------------------------------------
terms of any separate contractual arrangements between the LLC and any Manager or any Member (such as an employment, consulting or noncompetition agreement), the Members, Managers and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members and general or limited partners of corporations, partnerships or other limited liability companies with purposes similar to those of the LLC. Neither the LLC nor any other Member or Manager shall have, by virtue of their affiliation with the LLC, any rights in or to such ventures or opportunities or the income or profits therefrom.
Without limiting the foregoing, the LLC and CLI acknowledge that Cornerstone currently operates, through subsidiaries, a number of businesses which may be deemed competitive with that of the LLC, and may acquire and operate additional competitive businesses in the future. The LLC and CLI acknowledge that there shall be no restriction upon the right of Cornerstone or its Affiliates (including any who serve as Managers of the LLC) to engage in businesses which may be deemed competitive with that of the LLC, and neither Cornerstone nor any Affiliate thereof (including any Manager elected by Cornerstone) shall have any liability or obligation (whether based upon breach of a fiduciary duty, usurpation of corporate opportunity or any other theory whatsoever) to the LLC or any Member by reason of the participation of Cornerstone or any Affiliate thereof in such businesses.

                                   ARTICLE VII
                                   -----------

                                 Fiscal Matters
                                 --------------

      7.01     Books and Records.  The Board of Managers shall keep or cause an
               -----------------
officer of the LLC or a designated third party to keep, at the principal office of the LLC or in such other location as the Board of Managers may designate, complete and accurate books and records of the LLC, maintained in such form and manner as the Board of Managers may determine, as well as any other documents and information required to be furnished to the Members under the Act. If and to the extent required under the Act, such books, records and information shall be available for examination and copying by any Member, at its reasonable request, subject to such standards as the Board of Managers may reasonably require, as required by the Act.

      7.02     Reports.  The LLC shall prepare and deliver to each Member:  (i)
               -------
unaudited monthly and quarterly financial statements of the LLC, as promptly as practicable following the completion of each month and quarter, and (ii) audited annual financial statements of the LLC, as promptly as practicable following completion of each fiscal year. The LLC shall prepare and furnish to all Members such other financial statements and reports as the Board of Managers in its sole and absolute discretion may determine necessary or advisable.

      7.03     Bank Accounts.  The Board of Managers shall (or shall authorize
               -------------
and direct one or more officers of the LLC to) cause the LLC to open and maintain one or more accounts with such one or more financial institutions as the Board of Managers or such officers may determine to be necessary or advisable. The Board of Managers shall adopt such resolutions (including resolutions concerning withdrawal authority of officers and employees of the
LLC) as may be necessary to implement the provisions of this Section 7.03. No funds belonging to any person or entity other than the LLC (whether or not a Member) shall in any way be deposited or kept in any such account of the LLC or otherwise be commingled with any funds of the LLC.

      7.04     Fiscal Year.  The fiscal year of the LLC shall end on the last
               -----------
Saturday of January of each year.

      7.05     Tax Matters Partner.  Cornerstone shall serve as the "tax matters
               -------------------
partner" of the LLC. If at any time Cornerstone is not eligible under the Code to serve, or refuses to serve, as the "tax matters partner," then another Member selected by Cornerstone shall serve as the "tax matters partner." The "tax matters partner" is hereby authorized to and shall perform all duties of a "tax matters partner" under the Code and such other duties as are reasonably delegated to the "tax matters partner" by the Board of Managers, and shall serve as "tax matters partner" until its resignation or until the designation of its successor, whichever occurs sooner. CLI shall provide to the LLC all information relating to tax matters (including without limitation information as to tax bases of the CLI Assets and the depreciation of such assets) as may be reasonably requested by the LLC. The "tax matters partner" shall be reimbursed by the LLC for all reasonable out-of-pocket expenses actually incurred by the "tax matters partner" in connection with its performance of its duties as such

(such as filing fees and the fees of any third party engaged by the "tax matters partner"), and the LLC shall indemnify and hold harmless the "tax matters partner," to the maximum extent permissible under the Act, from and against any and all losses, claims, liabilities, costs and expenses incurred by the "tax matters partner" in connection with its performance of its duties as such, except insofar as the same may have been incurred by reason of gross negligence or willful misconduct of such "tax matters partner."

                                  ARTICLE VIII
                                  ------------

                             Transfers of Interests
                             ----------------------

      8.01     Transfers of Interests by Members.
               ---------------------------------

          (a) All Transfers (except for Transfers effected pursuant to Section 8.02) shall be subject to the provisions of this Section 8.01. No Member may Transfer all or any part of its Membership Interest (including the interest of an assignee within the meaning of Section 18-702 of the Act) to any person or entity except with the prior written approval of the Board of Managers, the granting or denying of which approval shall be in the Board's sole and absolute discretion. Any Transfer in contravention of the foregoing sentence or any other provision of this Agreement shall be null and void and ineffective to transfer all or any part of any Membership Interest (including the interest of an assignee within the meaning of Section 18-702 of the Act), and shall not bind, or be recognized by, or on the books of, the LLC, and any transferee or assignee in such transaction shall not be or be treated as or deemed to be a Member (or an assignee) for any purpose. It in the event any Member shall at any time attempt or purport to Transfer a Membership Interest, or any part thereof, in contravention of any of the provisions of this Agreement, then the LLC shall, in addition to all rights and remedies at law and equity, be entitled to a decree or order restraining and enjoining such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being expressly hereby acknowledged and agreed that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions of this Agreement concerning such transactions.

          (b) No assignment of the interest of a Member shall be made if, in the opinion of counsel to the LLC, such assignment (i) may not be effected without registration under the Securities Act, (ii) would result in the violation of any applicable state securities laws, (iii) unless approved by the Board of Managers would result in a termination of the LLC under Section 708 of the Code or (iv) unless approved by the Board of Managers, would result in the treatment of the LLC as an association taxable as a corporation or as a "publicly-traded limited partnership" for tax purposes. The LLC shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the Board of Managers for recordation on the books of the LLC. Unless an assignee becomes a substituted Member in accordance with the provisions of Section 8.01(c), it shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive all or part of the share of the Gross Income, Net Profits, Net Losses, Nonrecourse Deductions, distributions of cash or property or returns of capital to which its assignor would otherwise be entitled.

          (c) An assignee of the interest of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if, and only if:

               (i) the assignor gives the assignee such right;

               (ii) the Board of Managers consents to such substitution, which consent may be granted or withheld in its sole and absolute discretion;

               (iii) the assignor or the assignee pays to the LLC all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in the review and processing of the assignment and in amending the LLC's then current Limited Liability Company Agreement, and if required, the Certificate; and

               (iv) the assignee executes and delivers an amendment to this Agreement (and to the Certificate, if required), which amendment shall be executed by an officer of the LLC (other than the assignor, if he is an officer of the LLC), and such assignee, and such other instruments, in form and substance satisfactory to the Board of Managers, as may be necessary, appropriate or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by the terms and provisions of this Agreement.

          (d) The LLC and the Board of Managers shall be entitled to treat the record owner of any LLC interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Board of Managers and recorded on the books of the LLC. The Board of Managers may refuse to accept an assignment until the end of the next successive quarterly accounting period. It in no event shall any Membership Interest, or any portion thereof, be sold, transferred or assigned to a minor or incompetent, and any such attempted sale, transfer or assignment shall be void and ineffectual and shall not bind the LLC or the Board of Managers.

      8.02     First and Second Purchase Options.
               ---------------------------------

          (a) First Purchase Option.  CLI hereby grants to Cornerstone an
              ---------------------
exclusive, irrevocable option (the "First Purchase Option") to purchase 59.18% of CLI's Membership Interest (which constitutes 29.0% of the total Membership Interests held by all Members). The First Purchase Option is exercisable at any time during the period (the "First Exercise Period") beginning on the earlier to occur of (i) the date of the closing of an initial public offering of Cornerstone Common Stock pursuant to a Registration Statement on Form S-1 (or any successor form thereto) that is declared effective by the U.S. Securities and Exchange Commission (the "Cornerstone IPO Date") and (ii) February 1, 2000, and ending at 11:59 p.m., Boston time, on the date 90 days following such date; provided that if the Cornerstone IPO Date occurs prior to February 1, 2000 and Cornerstone does not exercise the First Purchase Option within 90 days following the Cornerstone IPO Date, Cornerstone may exercise the First Purchase Option at any time during the 90-day period beginning on February 1, 2000 and such period shall also constitute part of the "First Exercise Period." If the last day of the First Exercise Period is not otherwise a Business Day (as defined below), then the last day of the First Exercise Period shall be the next succeeding Business Day. "Business Day" shall mean any day, other than a Saturday, Sunday or holiday, during which banks are open for business in Boston, Massachusetts.

          (b) Second Purchase Option.  Subject to the exercise by Cornerstone of
              ----------------------
the First Purchase Option and the timely payment therefor by Cornerstone in accordance with Section 8.06, CLI hereby grants to Cornerstone an exclusive, irrevocable option (the "Second Purchase Option") to purchase all but not less than all of CLI's remaining Membership Interest. The Second Purchase Option is exercisable at any time during the period (the "Second Exercise Period") beginning on February 1, 2003, and ending at 11:59 p.m., Boston time, on the date 90 days following such date. If the last day of the Second Exercise Period is not otherwise a Business Day, then the last day of the Second Exercise Period shall be the next succeeding Business Day.

      8.03     Calculation of First and Second Option Exercise Price.
               -----------------------------------------------------

          (a) Upon exercise of the First Purchase Option, Cornerstone shall make an aggregate payment to CLI (the "First Option Exercise Price"), determined in accordance with the following formula:

               (i) If the Cornerstone IPO Date occurs prior to January 31, 2000, the First Option Exercise Price shall be an amount equal to

                    (A) One Million Dollars ($1,000,000) (the "Minimum
                        Payment"), plus;

                    (B) the amount, if any, by which the First CLI Valuation
                        Amount (as defined below) exceeds the Minimum

                        Payment (such additional amount, if any, being hereinafter referred to as the "Additional Payment").

               (ii) If the Cornerstone IPO Date has not occurred by January 31, 2000, the First Option Exercise Price shall be an amount equal to the greater of (A) or (B), where :

                    (A)  equals the Minimum Payment; and

                    (B) equals an amount equal to twenty-nine percent (29%), of the greater of:

                         (1) the amount of the LLC's earnings for the fiscal
                             year ending January 31, 2000 ("Fiscal 1999"), before deducting interest expense, taxes and amortization of goodwill ("EBIT"), multiplied by seven (7); or

                         (2)  the sum of:

                              (a) the LLC's EBIT for Fiscal 1999, multiplied by
                                  three (3);

                                         plus

                              (b) the LLC's net sales for Fiscal 1999,
                                  multiplied by twenty-five percent (25%).

     The amount calculated pursuant to this Section 8.03(b)(ii) being referred to herein as the "First CLI Valuation Amount."

          (b) Upon exercise of the Second Purchase Option, Cornerstone shall make an aggregate payment to CLI (the "Second Option Exercise Price"), in an amount equal to twenty percent (20%) of the greater of (i) and (ii) where:

               (i) equals the amount of the LLC's EBIT for the fiscal year ended
                   January 31, 2003 ("Fiscal 2002"), multiplied by seven (7);
                   and

               (ii) equals the amount equal to the sum of:

                    (A)  the LLC's EBIT for Fiscal 2002, multiplied by three
                         (3);

                              plus

                    (B) the LLC's net sales for Fiscal 2002, multiplied by twenty-five percent (25%).

          (c) All calculations of the LLC's EBIT and net sales shall be based upon the financial statements for the relevant fiscal year as audited by the LLC's independent certified public accountants. Any determination of a purchase price based on the financial results for a particular fiscal year shall be made by the first Business Day in April following the end of such fiscal year.

      8.04     Form of Payment.  The First Option Exercise Price and the Second
               ---------------
Option Exercise Price, each calculated in accordance with Section 8.03, shall be paid to CLI in cash, in Cornerstone Common Stock, or in any combination thereof, at the election of CLI. The number of shares of Cornerstone Common Stock to be delivered in payment of all or a portion of the First Option Exercise Price or the Second Option Exercise Price shall be determined by dividing the portion of the First Option Exercise Price or the Second Option Exercise Price, as the case may be, to be paid in Cornerstone Common Stock by the Cornerstone Fair Market Value. "Cornerstone Fair Market Value" shall mean: (a) if the Cornerstone IPO Date occurs 20 or more days before the First Closing Date or the Second Closing Date (each as defined below), as the case may be, the average of the closing prices of the Cornerstone Common Stock quoted on the Nasdaq National Market (the "NMS") (or, if then traded on a national securities exchange, the average of the closing prices of the Cornerstone Common Stock on the principal national securities exchange on which listed or, if quoted on the Nasdaq over-the-counter system, the average of the mean of the closing bid and ask prices) on each of the twenty (20) trading days immediately preceding the First Closing Date or the Second Closing Date, as the case may be; or (b) if the Cornerstone IPO Date occurs after, or less than 20 days before, the First Closing Date or the Second Closing Date, as the case may be, the per-share fair market value of the Cornerstone Common Stock determined in good faith by a broker, dealer or investment banker of national reputation in the United States having expertise in making such determinations and selected by Cornerstone and approved by CLI (whose approval may not be unreasonably withheld or delayed) (the "Cornerstone Appraiser"), based on what it believes to be the most appropriate methodology for valuing Cornerstone. In determining the Cornerstone Fair Market Value, the Cornerstone Appraiser may consider (i) the valuations of comparable privately or publicly held companies and (ii) the valuations of Cornerstone in both a private sale scenario and an initial public offering scenario, based on its sole opinion of the suitability of a private sale of Cornerstone and the suitability of an initial public offering for Cornerstone. Upon its determination of Cornerstone Fair Market Value, the Cornerstone Appraiser shall prepare and deliver to each of Cornerstone and CLI a report (the "Cornerstone Appraisal Report") stating its determination of the Cornerstone Fair Market Value and setting forth in reasonable detail the method by which the same was determined. Cornerstone shall cause the Cornerstone
Appraiser to submit the Cornerstone Appraisal Report within thirty (30) days after CLI gives the notice required by the last sentence of Section 8.05(a) or 8.05(b), as the case may be. The Cornerstone Fair Market Value set forth in the Cornerstone Appraisal Report shall be binding on both Cornerstone and CLI.

      8.05     Manner of Exercise.
               ------------------

          (a) The First Purchase Option shall be exercised by delivery, during the First Exercise Period, of a written notice from Cornerstone to CLI (i) fixing a closing date (the "First Closing Date") on which date such Membership Interest of CLI will be purchased, which date shall be no earlier than forty
(40) days after, and no later than ninety (90) days after, the date of such notice (the "First Record Date"), (ii) stating that the First Purchase Option is being exercised and setting forth the First Option Exercise Price, determined in accordance with Section 8.03(a) hereof; provided, however, that (A) in the event
                                        --------  -------
that the First Purchase Option is exercised prior to the completion of Fiscal 1999, such notice shall state that the First Option Exercise Price shall be equal to the Minimum Payment subject to adjustment pursuant to Section 8.03(a)(i)(B) following the LLC's completion of Fiscal 1999 and the closing of the books and records of the LLC for such year and (B) if such notice is given before the First Option Exercise Price can be determined, Cornerstone shall deliver a subsequent notice setting forth the First Option Exercise price promptly following its determination; and (iii) setting forth any instructions that CLI will need to obtain such payment. The First Purchase Option shall be deemed to be exercised on the First Record Date, at which time the decision to exercise the First Purchase Option shall be deemed irrevocable. CLI, within 10 days following notice of Cornerstone's exercise of the First Purchase Option, shall notify Cornerstone in writing as to the portion, if any, of the First Option Exercise Price to be paid in cash and the portion, if any, of the First Option Exercise Price to be paid in Cornerstone Common Stock.

          (b) The Second Purchase Option shall be exercised by delivery, during the Second Exercise Period, of a written notice from Cornerstone to CLI (i) fixing a closing date (the "Second Closing Date") on which date such Membership Interest of CLI will be purchased, which date shall be no earlier than forty
(40) days after, and no later than ninety (90) days after, the date of such notice (the "Second Record Date"); (ii) stating that the Second Purchase Option is being exercised and setting forth the Second Option Exercise Price, determined in accordance with Section 8.03(b) hereof; provided, however, that if
                                                      --------  -------
such notice is given before the Second Option Exercise Price can be determined, Cornerstone shall deliver a subsequent notice setting forth the Second Option Exercise price promptly following its determination; and (iii) setting forth any instructions that CLI will need to obtain such payment. The Second Purchase Option shall be deemed to be exercised on the Second Record Date, at which time the decision to exercise the Second Purchase

Option shall be deemed irrevocable. CLI, within 10 days of receipt of notice of Cornerstone's exercise of the Second Purchase Option, shall notify Cornerstone in writing as to the portion, if any, of the Second Option Exercise Price to be paid in cash and the portion, if any, of the Second Option Exercise Price to be paid in Cornerstone Common Stock.

      8.06     Payment.
               -------

          (a) On the First Closing Date Cornerstone shall pay to CLI, in immediately available funds, the portion, if any, of the First Option Exercise Price to be paid in cash, and certificates representing the portion, if any, of the First Option Exercise Price to be paid in Cornerstone Common Stock. Payment shall be mailed to CLI at the address set forth in the LLC's records or at the address provided by CLI. If applicable, Cornerstone shall pay the Additional Payment to CLI, in the same proportion of cash and stock as previously elected by CLI, promptly upon calculation of the Additional Payment and in no event later than May 1, 2000. All shares of Cornerstone Common Stock, at the time of delivery to CLI, shall be duly authorized, validly issued, fully paid and nonassessable.

          (b) On the Second Closing Date, Cornerstone shall pay to CLI, in immediately available funds, the portion, if any, of the Second Option Exercise Price to be paid in cash, and certificates representing the portion, if any, of the Second Option Exercise Price to be paid in Cornerstone Common Stock.
Payment shall be mailed to CLI at the address set forth in the LLC's records or at the address provided by CLI. All such shares of Cornerstone Common Stock, at the time of delivery to CLI, shall be duly authorized, validly issued, fully paid and nonassessable.

      8.07     Rights With Respect to Cornerstone Shares. If any portion of the
               -----------------------------------------
First Option Exercise Price or the Second Option Exercise Price is to be paid in the form of shares of Cornerstone Common Stock, then (a) either (i) such shares of Cornerstone Common Stock shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time of issuance or (ii) Cornerstone shall grant to CLI registration rights with respect to such shares of Cornerstone Common Stock substantially equivalent to the registration rights granted to the former stockholders of Garnet Hill, Inc. at the time of its acquisition by Cornerstone in July 1997, and (b) Cornerstone shall cause such shares of Cornerstone Common Stock to be listed, at the time they are registered under the Securities Act, on such stock exchange or stock market (if any) as the outstanding shares of Cornerstone Common Stock are then listed. In addition, if such shares of Cornerstone Common Stock are issued to CLI prior to the Cornerstone IPO Date, CLI shall enter into a Cornerstone Stockholders Agreement with respect to such shares of Cornerstone Common Stock upon terms substantially equivalent to the Cornerstone Stockholders Agreement entered into by the former stockholders of Garnet Hill, Inc. at the time of its acquisition by Cornerstone in July 1997.

      8.08     Transfer of Title.  Transfer of title to Cornerstone of the
               -----------------
Membership Interest of CLI shall be deemed to occur automatically on the First Closing Date or the Second Closing Date, as the case may be, subject to the payment by Cornerstone on such date of the amount owing to CLI as determined in accordance with Section 8.03 hereof. Thereafter the LLC shall be entitled to treat Cornerstone as the holder of record of the Membership Interest of CLI to be acquired by Cornerstone pursuant to the First Purchase Option or the Second Purchase Option, as the case may be. After the Second Closing Date, CLI shall have no rights in the LLC. At any time and from time to time after the First Closing Date or the Second Closing Date, as the case may be, at Cornerstone's request and without further consideration, CLI shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Cornerstone may reasonably request to more effectively transfer, convey and assign to Cornerstone, and to confirm Cornerstone's title to, the Membership Interest of CLI acquired by Cornerstone on the First Closing Date or the Second Closing Date, as the case may be.

      8.09.    Assignment of Option.  Cornerstone may not assign, delegate,
               --------------------
transfer or sell any or all of its rights or obligations under this Article VIII, in whole or in part, to any person or entity without the prior approval of CLI, except that Cornerstone may, without the prior approval of CLI, make such assignment, delegation, transfer or sale, by operation of law or otherwise, to
(a) any person or entity to which Cornerstone has assigned, sold, leased, transferred or otherwise disposed of all or substantially all of the assets of Cornerstone, (b) any successor corporation resulting from any merger or consolidation of Cornerstone with or into another corporation; or (c) any wholly owned subsidiary of Cornerstone; provided, however, that, with respect to
                                 --------  -------
clauses (a) and (b) above, Cornerstone will not, without such approval, merge or consolidate with any person or entity or agree to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or entity, unless the person or entity formed by or surviving such consolidation or merger or to which Cornerstone effects such sale, lease, transfer or other disposition shall have agreed in writing to be bound by the terms of this Agreement, except that it shall have the right to deliver its stock in substitution for Cornerstone Common Stock; provided, however, that in the event
                                           -----------------
of any assignment, delegation, transfer or sale under clause (c) above, Cornerstone shall provide written notice to CLI of any such assignment, delegation, transfer or sale not later than thirty (30) days after such assignment, delegation, transfer or sale setting forth the identity and address of the assignee and summarizing the terms of the assignment, delegation, transfer or sale.

      8.10     CLI Purchase Option.
               -------------------

          (a) If Cornerstone does not exercise the First Purchase Option or the Second Purchase Option, then CLI shall have an option to purchase all of, but not less than all of, Cornerstone's Membership Interest in the LLC from Cornerstone, which option shall be exercisable at any time during the ninety (90) days following the First Expiration Date (if Cornerstone elects not to exercise the First Purchase Option) or the Second Expiration Date (if Cornerstone has exercised the First Purchase Option but elects not to exercise the Second Purchase Option). The exercise price for CLI's option to purchase Cornerstone's Membership Interest shall be the price determined according to the provisions of this Section 8.10. CLI must give written notice that is received by Cornerstone within the ninety (90) days following the First Expiration Date or the Second Expiration Date, as the case may be, in order to exercise its option to purchase Cornerstone's Membership Interest.

          (b) The exercise price for CLI's option to purchase Cornerstone's Membership Interest shall be the LLC Fair Market Value (as defined below) as determined by a broker, dealer or investment banker who shall be jointly selected by Cornerstone and CLI (the "LLC Appraiser"). "LLC Fair Market Value" shall mean the value of Cornerstone's Membership Interest in the LLC determined in good faith by the LLC Appraiser based on what it believes to be the most appropriate methodology for valuing Cornerstone's Membership Interest in the LLC. In determining the LLC Fair Market Value, the LLC Appraiser may consider
(i) the valuations of comparable privately or publicly held companies and (ii) the valuations of the LLC in both a private sale scenario and an initial public offering scenario, based on its sole opinion of the suitability of a private sale of the LLC and the suitability of an initial public offering for the LLC.

          (c) Upon its determination of LLC Fair Market Value, the LLC Appraiser shall prepare and deliver to each of Cornerstone and CLI a report (the "LLC Appraisal Report") stating its determination of the LLC Fair Market Value and setting forth in reasonable detail the method by which the same was determined. Cornerstone and CLI shall cause the LLC Appraiser to submit the LLC Appraisal Report within thirty (30) days after its appointment. The LLC Fair Market Value set forth in the LLC Appraisal Report shall be binding on both Cornerstone and CLI.

          (d) The consummation of CLI's purchase of Cornerstone's Membership Interest shall take place on a mutually agreeable date within sixty (60) days following the submission of the LLC Appraisal Report. Upon such consummation, Cornerstone shall execute such instruments of conveyance as may be reasonably requested by CLI to transfer Cornerstone's Membership Interest to CLI, and CLI shall pay to Cornerstone, in immediately available funds, the LLC Fair Market Value. At any time and from time to time after such closing, at CLI's request and without further consideration, Cornerstone shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as CLI may reasonably request to more effectively transfer, convey and assign to CLI, and to confirm CLI's title to, the Membership Interest of Cornerstone so acquired by CLI .

                                  ARTICLE IX
                                  ----------

                           Dissolution and Liquidation
                           ---------------------------

      9.01     Events Causing Dissolution.  The LLC shall be dissolved and its
               --------------------------
affairs wound up upon:

          (a) The sale or other disposition of all or substantially all of the assets of the LLC, or any transaction authorized by or subject to Section 18-209 of the Act as a result of which the LLC is not the surviving entity;

          (b) The election to dissolve the LLC made in writing by Members owning a Majority Interest; or

          (c) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

      9.02     Events Causing Dissolution under the Act.  If, pursuant to the
               ----------------------------------------
Act, any event not specified in Section 9.01 dissolves the LLC (a "Statutory Dissolution Event"), upon the occurrence of any such event, each Member hereby elects to continue the LLC and its business, and notwithstanding the occurrence of a Statutory Dissolution Event, the LLC shall not be dissolved and its business and affairs shall not be discontinued, and the LLC shall remain in existence as a limited liability company under the laws of the State of Delaware.

      9.03     Procedures on Dissolution.  Dissolution of the LLC shall be
               -------------------------
effective on the day on which occurs the event giving rise to the dissolution, but the LLC shall not terminate until the Certificate shall have been cancelled and the assets of the LLC shall have been distributed as provided herein. Notwithstanding the dissolution of the LLC, prior to the termination of the LLC, as aforesaid, the business of the LLC and the affairs of the Members, as such, shall continue to be governed by this Agreement. The Board of Managers or a liquidator appointed by the Board of Managers shall liquidate the assets of the LLC, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate; provided that any one or more persons charged with liquidating the assets of the LLC and applying and distributing the proceeds thereof as set forth herein shall be deemed a "liquidating trustee" within the meaning of the Act for all purposes.

      9.04     Distributions Upon Liquidation.
               ------------------------------

          (a) After payment of liabilities owing to the LLC's creditors, including, without limitation, any Members that are creditors, the Board of Managers or such liquidator may, in its sole discretion, set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC. Said reserves may be paid over by the Board of Managers or such liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board of Managers or such liquidator may deem advisable, such reserves, if any, shall be distributed to the Members or their assigns in the manner set forth in paragraph (b) below.

          (b) After paying such liabilities and providing for such reserves, if any, the Board of Managers or liquidator shall cause the remaining net assets of the LLC to be distributed to and among the Members in the order of priority set forth in Section 4.01. It in the event that any part of such net assets consists of notes or accounts receivable or other noncash assets, the Board of Managers or liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities.

                                    ARTICLE X
                                    ---------

                               General Provisions
                               ------------------

      10.01    Notices.  Except for notices of meetings of the Board of
               -------
Managers, notice of which shall be given in the manner provided in Section 6.02(f), any and all notices under this Agreement shall be deemed given (a) on the first business day after being sent by express mail, receipt confirmed telecopy, or commercial overnight delivery service providing a receipt for delivery, (b) on the date of hand delivery or (c) on the date actually received, if sent by any other method. In order to be effective, all such notices shall be addressed, if to the LLC (or a specified officer thereof), at its principal office, and if to a Member or Manager, at the last address of record on the books of the LLC, and copies of such notices shall also be sent to the last address for the recipient which is known to the sender, if different from the address so specified.

      10.02    Word Meanings; Schedules.  The words such as "herein,"
               ------------------------
"hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. References to Articles, Sections and Schedules shall be construed as references to the Articles and Sections of, and the Schedules to, this Agreement, in each case unless the context otherwise requires. All such Schedules shall be deemed to be, and constitute, an integral part hereof for all purposes.

      10.03    Binding Provisions.  Subject to the restrictions on Transfers set
               ------------------
forth herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, legal representatives, successors and assigns.

      10.04    Applicable Law.  This Agreement shall be construed and enforced
               --------------
in accordance with the laws of the State of Delaware, including the Act, as interpreted by the courts of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary.

      10.05    Counterparts.  This Agreement may be executed in several
               ------------
counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

      10.06    Separability of Provisions.  Each provision of this Agreement
               --------------------------
shall be considered separable. To the extent that any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act (and, if the Act is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation).

      10.07    Section Titles.  Section titles are for descriptive purposes only
               --------------
and shall not control or alter the meaning of this Agreement as set forth in the text.

      10.08    Amendments.  Except for amendments which are otherwise
               ----------
specifically provided for herein, (i) this Agreement may be amended or modified only by a writing executed by Cornerstone and CLI, and (ii) the Certificate of Formation of the LLC may not be amended in a manner inconsistent with this Agreement unless such amendment is approved in writing by both Cornerstone and CLI. Any such amendment shall be binding upon all of the Members.

      10.09    Third Party Beneficiaries.  The provisions of this Agreement,
               -------------------------
including, without limitation, Article III, are not intended to be for the benefit of any creditor (other than a Member or Manager who is a creditor) or other person (other than a Member or Manager in his, her or its capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the LLC or any of the Members or Managers. Moreover, notwithstanding anything contained in this Agreement, including without limitation Article III, no such creditor or other person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the LLC or any Member or Manager.

      10.10    Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The Members and Managers hereby agree that each Member and each Manager shall be entitled to rely on the provisions of this Agreement, and no Member or Manager shall be liable to the LLC or any other Member or Manager for any action or refusal to act taken in good faith reliance on the terms of this Agreement.

      10.11    Offset.  Whenever the LLC is to pay any sum to any Member, any
               ------
amounts owed by such Member to the LLC may be deducted from such sum before payment.

      10.12    Waiver of Partition.  Each Member agrees that irreparable damage
               -------------------
would be done to the LLC if any Member brought an action in court to dissolve the LLC. Accordingly, each Member agrees that it shall not, either directly or indirectly, take any action to require partition or appraisal of the LLC or of any of the assets or properties of the LLC, and notwithstanding any provisions of this Agreement to the contrary, each Member (and its successors and assigns) accepts the provisions of the Agreement as its sole entitlement on termination, dissolution and/or liquidation of the LLC and hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale or other liquidation with respect to its interest, in or with respect to, any assets or properties of the LLC. Each Member agrees that it will not petition a court for the dissolution, termination or liquidation of the LLC.

      10.13    Expenses.  Cornerstone shall be responsible for its own costs and
               --------
expenses, including counsel fees, incurred in connection with the transactions contemplated by this Agreement. CLI shall be responsible for the costs and expenses of CLI or the CLI Stockholders incurred in connection with the transactions contemplated by this Agreement (none of which shall be considered CLI Assumed Liabilities).

     IT IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                    THE INTERNATIONAL CORNERSTONE GROUP, INC.


                                    By: /s/ William T. End
                                        --------------------------
                                    Name: ________________________

                                    Title: _______________________


                                    CABIN LIFE STUDIOS, INC.

                                    By: /s/ Margaret Kelly Murray
                                        --------------------------
                                    Name: Maraget Kelly Murray
                                          ------------------------
                                    Title: President
                                           -----------------------
                                    With respect to Section 3.05 only:

                                    /s/ Margaret Kelly Murray
                                    ------------------------------
                                    Margaret Kelly Murray

                                    /s/ Susan Kelly Panian
                                    ------------------------------
                                    Susan Kelly Panian

                                    /s/ Edward Panian
                                    ------------------------------
                                    Edward Panian

                                  Schedule A
                                  ----------

                                    Members
                                    -------

Name and Business
Address of Member                       Capital Contribution   Percentage Interest
-----------------                       --------------------   --------------------
The International Cornerstone                $1,000,000                 51.0%
 Group, Inc.
600 Atlantic Avenue
Suite 2800
Boston, MA  02210

Cabin Life Studios, Inc.                     $  960,784                  49.0%
61 Sherman Street
Fairfield, CT 06430

                                   Schedule B
                                   ----------

                              Certain Tax Matters
                              -------------------

     A.   Certain Definitions.  The following capitalized terms used in this
          -------------------
Agreement shall have the respective meanings ascribed to them below:

     "Adjusted Capital Account" means, for each Member, such Member's Capital
      ------------------------
Account balance increased by such Member's Share of Minimum Gain.

     "Capital Account" means a separate account maintained for each Member and
      ---------------
adjusted in accordance with Treasury Regulations under Section 704 of the Code. To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

          (i) There shall be credited to each Member's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Member to the capital of the LLC, the fair market value (without regard to Code Section 7701(g)) of any property contributed by such Member to the capital of the LLC, the amount of liabilities of the LLC assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits and Gross Income of the LLC and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value (without regard to Code
     Section 7701(g)) of any property distributed to such Member by the LLC, the amount of liabilities of the Member assumed by the LLC or to which property contributed by the Member to the LLC was subject and such Member's share of the Net Losses and Nonrecourse Deductions of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

          (ii) If the LLC at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits, Net Losses or Gross Income that would have been realized by the LLC had it sold the assets that were distributed at their respective fair market values (taking Code
     Section 7701(g) into account) immediately prior to their distribution.

          (iii) It in the event any interest in the LLC is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (iv) If elected by the LLC, upon (A) any increase in a Member's interest in the LLC resulting from the contribution of cash or property by such Member to the LLC, (B) any reduction in a Member's interest in the LLC resulting from a distribution to such Member in redemption of all or a portion of such Member's interest in the LLC and (C) whenever else allowed under Treasury Regulation Section 1.704-1(b)(2)(ii)(f), the Capital Account balance of each Member shall be adjusted to the extent allowable under such Treasury Regulation to reflect the Member's allocable share (as determined under Article V) of the Net Profits, Net Losses or Gross Income that would be realized by the LLC if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on the day of the adjustment. It in the case of an adjustment to Capital Accounts pursuant to clause (A) of the preceding sentence, the aggregate fair market value of the LLC's assets shall be considered to be equal to the amount determined by dividing (X) the amount of the Capital Contribution of the Member made in connection with the acquisition of the increased interest in the LLC by
     (Y) the increase in the Percentage Interest of the Member attributable to such Capital Contribution.

     "Carrying Value" means, with respect to any asset, the asset's adjusted
      --------------
basis for federal income tax purposes; provided, however, that (i) upon a
                                       --------  -------
contribution of an asset in-kind, such asset's Carrying Value and (ii) in the circumstances described in paragraph (ii) of the definition of "Capital Account," the Carrying Value of all of the LLC's assets shall be adjusted to their respective fair market values and shall thereafter be adjusted in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

     "Economic Risk of Loss" means the risk as determined under Treasury
      ---------------------
Regulation Section 1.752-2 (taking all applicable "grandfathering" rules into account) that a Member or person related to a Member will suffer an economic loss as a result of the failure of the limited liability company to repay a liability.

     "Excess Negative Balance" for a Member means the excess, if any, of (i) the
      -----------------------
negative balance in a Member's Capital Account after reducing such balance by the net adjustments, allocations and distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the LLC's taxable year are reasonably expected to be made to such Member, over
(ii) the sum of (A) the amount, if any, which the Member is required to restore to the LLC upon liquidation of such Member's interest in the LLC (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)), (B) the Member's Share of Minimum Gain and (C) that portion of any indebtedness of the LLC (other than Partner Nonrecourse Debt) with respect to which the Member bears the Economic Risk of Loss that such indebtedness would not be repaid out the LLC's assets if all of the LLC's assets were sold at their respective Carrying Values as of the end of the fiscal year or other period and the proceeds from the sales together with any amounts described in clause (A) above, were used to pay the LLC's liabilities.

     "Gross Income" means, for each fiscal year or other period, an amount equal
      ------------
to the LLC's gross income as determined for federal income tax purposes for such fiscal year or period but computed with the adjustments specified in clauses
(i), (ii) and (iii) of the definition of "Net Profits" and "Net Losses".

     "Minimum Gain" means the amount determined by computing with respect to
      ------------
each Nonrecourse Debt of the LLC, the amount of Gross Income, if any, that would be realized by the LLC if it disposed of the property securing such debt in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Gross Income with respect to a liability, the Carrying Value of the asset securing the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation Section 1.704-2(d)(2).

     "Net Profits" and "Net Losses" mean the taxable income or loss, as the case
      -----------       ----------
may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

          (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the LLC's assets rather than upon the assets' adjusted bases for federal income tax purposes (in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704-3(d));

          (ii) Any tax-exempt income received by the LLC shall be included as an item of gross income;

          (iii) The amount of any adjustments to the Carrying Values of any assets of the LLC pursuant to Code Section 743 shall not be taken into account;

          (iv) Any expenditure of the LLC described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense; and

          (v) The amount of Gross Income and Nonrecourse Deductions specifically allocated to any Member pursuant to Section 5.01 and Section B.1 and 2 of this Schedule B shall not be included in the computation.
          ----------

     "Nonrecourse Debt" means any liability of a limited liability company to
      ----------------
the extent that the liability is nonrecourse for purposes of Treasury Regulation
Section 1.1001-2.

     "Nonrecourse Deductions" for a taxable year means deductions funded by
      ----------------------
Nonrecourse Debt (as determined under Treasury Regulation Sections 1.704-2(c) and 1.704-2(i)(2)) for such year and are generally equal to the excess, if any, of (i) the net increase in Minimum Gain during such year over (ii) the sum of
(A) the aggregate distributions of proceeds from Nonrecourse Debts attributable to increases in Minimum Gain during such year and (B) increases in Minimum Gain during such year attributable to conversions of liabilities into Nonrecourse Debts.

     "Partner Nonrecourse Debt" means any Nonrecourse Debt to the extent that a
      ------------------------
Member bears the Economic Risk of Loss associated with the debt.

     "Share of Minimum Gain" means, for each Member, the sum of such Member's
      ---------------------
share of Minimum Gain attributable to Nonrecourse Debt other than Partner Nonrecourse Debt (computed in accordance with Treasury Regulation Section 1.704-2(g)) and such Member's share of Minimum Gain attributable to Partner Nonrecourse Debt (computed in accordance with Treasury Regulation Section 1.704-2(i)(5)).

     B.   Allocations.
          -----------

     1.   Allocations of Nonrecourse Deductions and Minimum Gain.
          ------------------------------------------------------
Notwithstanding the provisions of Section 5.01 above, the following allocations of Gross Income and Nonrecourse Deductions shall be made in the following order of priority:

          (a) If in any year there is a net decrease in the amount of Minimum Gain attributable to either (i) Nonrecourse Debt that is not Partner Nonrecourse Debt or (ii) Partner Nonrecourse Debt, then each Member shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in such Minimum Gain (determined in accordance with Treasury Regulation Sections 1.704-2(g)(2) and 1.704-2(i)(5)) to the minimum extent required by, and in the manner specified in, Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

          (b) All Nonrecourse Deductions of the LLC for any year other than Nonrecourse Deductions attributable to Partner Nonrecourse Debt shall be allocated to the Members in accordance with their Percentage Interests.

          (c) All Nonrecourse Deductions of the LLC for any year attributable to Partner Nonrecourse Debt shall be allocated to the Member who bears the Economic Risk of Loss with respect to the debt.

     2.   Overriding Allocations of Net Profits and Net Losses.  Notwithstanding
          ----------------------------------------------------
the provisions of Section 5.01 above, but subject to the provisions of Section
B.1 of
this Schedule B, the following allocations of Net Profits and Net Losses
     ----------
and items thereof shall be made:

          (a) If, during any year a Member receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and, as a result of such adjustment, allocation or distribution, such Member's Capital Account has an Excess Negative Balance, then items of Gross Income for such year (and, if necessary, subsequent years) shall first be allocated to such Member in an amount equal to such Member's Excess Negative Balance.

          (b) It in no event shall Net Losses of the LLC be allocated to a Member if such allocation would cause or increase an Excess Negative Balance in such Member's Capital Account.

          (c) It in the event that Gross Income, Net Profits, Net Losses or items thereof are allocated to one or more Members pursuant to subsection (a) above, subsequent Gross Income, Net Profits and Net Losses from operations will first be allocated (subject to the provisions of subsection (a) above) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Gross Income, Net Profits, Net Losses or items thereof pursuant to subsection (a) not occurred.

          (d) Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the LLC differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

          (e) To the extent that any portion of any Net Profits realized upon a sale or other disposition of any asset of the LLC is treated as ordinary income pursuant to Code Sections 1245 or 1250 ("Recapture Income"), such Recapture Income shall be allocated (prior to any allocation of Net Profits from such event pursuant to Section 5.01 above) as follows:

          (i) It in the case of Recapture Income arising under Code Section 1245, to each Member in an amount equal to the amount of depreciation deductions allocated to such Member with respect to such asset; and

          (ii) It in the case of Recapture Income arising under Code Section 1250, to each Member in an amount equal to the excess of the amount of

     "depreciation adjustments" (as defined in Code Section 1250(b)(1) and (4)) allocated or attributable to such Member with respect to such asset over the amount of depreciation adjustments that would have been allocated or attributable to such Member had the "straight-line method of adjustment" (as described in Code Section 1250(b)(5)) been used with respect to such asset;

provided, however, that in the event the amount of Recapture Income arising from the sale or disposition is less than the aggregate amount set forth in clause
(i) or (ii) (whichever is applicable), the Recapture Income shall be allocated to Members based on the order in time in which they were allocated depreciation deductions or adjustments with respect to such asset.